Exhibit 99.1
Sotera Health Announces Successful
Repricing of its First Lien Term Loan Facility

CLEVELAND, OH, Jan. 20, 2021 – Sotera Health Company (Nasdaq: SHC), a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry, today announced that it has closed on an amendment repricing its First Lien Term Loan facility. The interest rate spread over LIBOR on the facility was reduced from 450 basis points to 275 basis points, and the facility’s LIBOR floor was reduced from 100 basis points to 50 basis points. The changes result in an effective reduction in current interest rates of 2.25%.
“We are pleased with the results of this repricing transaction, which we believe to be a reflection of the recently announced steps that the company has taken towards reducing leverage and enhancing the company’s liquidity position, combined with our continued solid operational performance,” said Scott J. Leffler, Chief Financial Officer of Sotera Health. “At current LIBOR and debt levels, we expect that the improved pricing will result in approximately $40 million of annual cash interest savings and provide us with additional flexibility for investment in key strategic priorities, such as growth initiatives and further deleveraging.”
Sotera Health expects interest savings will be partially offset by cash and non-cash charges associated with the repricing amendment.
Forward-looking Statements
Statements in this press release regarding the Company that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including statements about the expected impact of the repricing of our debt and related charges, our financial condition, and our operational performance. The inclusion of these forward-looking statements should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. For additional discussion of these risks and uncertainties, please refer to our filings with the SEC. Forward-looking statements made in this release speak only as of the date of this release, and the Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances, except as required by law.
About Sotera Health
The name Sotera Health was inspired by Soteria, the Greek goddess of safety, and reflects the Company’s unwavering commitment to its mission, Safeguarding Global Health®. Sotera Health Company is a leading global provider of mission-critical sterilization and lab testing and advisory services for the healthcare industry. With a combined tenure across our businesses of nearly 200 years and our industry-recognized scientific and technological expertise, we help to ensure the safety of millions of patients and healthcare practitioners around the world every year. Across our 63 facilities worldwide, we have nearly 2,900 employees who are dedicated to safety and quality. We are a trusted partner to more than 5,800 customers in over 50 countries, including more than 40 of the top 50 medical device companies and 8 of the top 10 global pharmaceutical companies.
Sotera Health goes to market through its three best-in-class businesses – Sterigenics®, Nordion® and Nelson Labs®. Sterigenics is a leading global provider of outsourced terminal sterilization and irradiation services for the medical device, pharmaceutical, food safety and advanced applications markets. Nordion is the leading global provider of Co-60 and gamma irradiators, which are key components to the gamma sterilization process. Nelson Labs is a global leader in outsourced microbiological and analytical chemistry testing and advisory services for the medical device and pharmaceutical industries. Learn more about Sotera Health at soterahealth.com.

CONTACTS:

Sally J. Curley, IRC Curley Global IR, LLC IR@soterahealth.com	Jenny Kobin IR Advisory Solutions IR@soterahealth.com

Kristin Gibbs Chief Marketing Officer, Sotera Health kgibbs@soterahealth.com
Source: Sotera Health Company